                                                                    Exhibit 99.1



                 SYNTEL REPORTS FIRST QUARTER FINANCIAL RESULTS

Highlights:

-    Revenue for Q1 was $50.7M
-    Gross margin for Q1 was 41.4%
-    EPS for Q1 was $0.22 per diluted share
-    Headcount crossed 4,700 mark


TROY, Mich. - April 21, 2005--Syntel, Inc. (NASDAQ: SYNT), a global information technology services firm, today announced its financial results for the first quarter ended March 31, 2005.

Syntel's total revenue for the first quarter increased 12.5 percent to $50.7 million, compared to $45.1 million in the prior-year period and 3.5 percent sequentially from $49.0 million in the fourth quarter of 2004. The Company's gross margin was 41.4 percent in the first quarter of 2005, compared to 42.1 percent in the prior-year period and 43.3 percent in the fourth quarter of 2004.

During the first quarter, Syntel's focus area of Applications Outsourcing accounted for 77.1 percent of total revenue, with e-Business contributing 13.5 percent, TeamSourcing at 7.3 percent, and Business Process Outsourcing (BPO) at
2.1 percent.

Syntel's income from operations was 19.4 percent in the first quarter, compared to 22.5 percent in the prior-year quarter and 21.9 percent in the fourth quarter. Net income for the first quarter was $9.0 million or $0.22 per diluted share, compared to $9.3 million or $0.23 per diluted share in the prior-year period, and $10.4 million or $0.26 per diluted share in the fourth quarter of 2004. During the first quarter, Syntel issued a special one-time dividend of $1.50 per share and also incurred expenses associated with a performance-based incentive program for sales and delivery teams. The combined effect of these non-recurring items increased expenses by $893,000 and reduced EPS in the quarter by $0.02.

Syntel added three new corporate clients in the first quarter, started 155 new engagements, and signed two new "Hunting Licenses" or preferred partnership agreements, taking the total number to 65. Global headcount grew to 4,722 in the first quarter of 2005, compared to 4,527 in the fourth quarter 2004.

"Syntel remains focused on implementing our strategic investment programs aimed at driving increased value to our customers," said Bharat Desai, Syntel Chairman and CEO. "We remain confident that these initiatives, combined with successful execution will help accelerate business momentum. Our delivery model continues to be validated by our customers and the market opportunity remains robust."

Syntel's financial position remains very strong. The Company ended the quarter with more than $110 million in cash and short-term investments. The Company remains debt free.


                                                                Cont'd on Page 2

2005 OUTLOOK


Based on first quarter results and current visibility levels, the Company expects 2005 revenue in the range of $200-$210 million and EPS between $0.92 - $1.01.

SYNTEL TO HOST CONFERENCE CALL


Syntel will discuss its first quarter performance today on a conference call at 10:00 a.m. (Eastern). To listen to the call, please dial (888) 689-9220. The call will also be broadcast live via the Internet at Syntel's web site: www.syntelinc.com under the "Investor Relations" section. Please go to the web site at least 15 minutes prior to call start time to register and download any necessary audio software. A replay will be available by dialing (800) 642-1687 and entering "5282609" from 1:00 p.m. on April 21, 2005 until midnight on April 28, 2005. International callers may dial (706) 645-9291 and enter the same passcode.


ABOUT SYNTEL
Syntel (NASDAQ: SYNT) is a leading global provider of custom outsourcing solutions in a broad spectrum of information technology and information technology-enabled services. The Company's vertical practices support the entire Design-Build-Operate-Optimize lifecycle of systems and processes for corporations in the Financial Services, Insurance, Retail, Health Care and Automotive industries. The first US-based firm to launch a Global Delivery Service to drive speed-to-market and quality advantages for its customers, Syntel now leverages this efficient model for the majority of its Global 2000 customers. Recently named one of Forbes Magazine's "Best 200 Small Companies in America," Syntel has more than 4,700 employees worldwide, is assessed at Level 5 of the SEI's CMM, BS 7799-2:2002 as well as ISO 9001:2000 certified. To learn more, visit us at: www.syntelinc.com.

SAFE HARBOR PROVISION
This news release includes forward-looking statements, including with respect to the future level of business for Syntel, Inc. These statements are necessarily subject to risk and uncertainty. Actual results could differ materially from those projected in these forward-looking statements as a result of certain risk factors set forth in the Company's Annual Form 10-K document dated March 15, 2005. Factors that could cause results to differ materially from those set forth above include general trends and developments in the information technology industry, which is subject to rapid technological changes, and the Company's concentration of sales in a relatively small number of large customers, as well as intense competition in the information technology industry, which the Company believes will increase.


Balance Sheet and Income Statement to follow.

                          SYNTEL, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                THREE MONTHS
                                                                ENDED MAR 31
                                                             -------------------
                                                              2005        2004
                                                             -------     -------

Net Revenues                                                 $50,732     $45,089
Cost of revenues                                              29,704      26,085
                                                             -------     -------
Gross profit                                                  21,028      19,004
Selling, general and administrative expenses                  11,165       8,839
                                                             -------     -------

Income from operations                                         9,863      10,165

Other income, principally interest                             1,136         996
                                                             -------     -------

      Income before income taxes                              10,999      11,161

Provision for Income tax                                       2,005       1,839
                                                             -------     -------

Net income                                                   $ 8,994     $ 9,322
                                                             =======     =======


DIVIDENDS PER SHARE                                          $  1.56     $  0.06

Earnings per share
      Basic                                                  $  0.22     $  0.23
      Diluted                                                $  0.22     $  0.23

      Weighted average common shares outstanding:

      Basic                                                   40,366      40,121
                                                             =======     =======

      Diluted                                                 40,526      40,614
                                                             =======     =======

                          SYNTEL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                    MARCH, 31   DECEMBER, 31
                                                                       2005         2004
                                                                       ----         ----
                                         ASSETS

Current assets:
     Cash and cash equivalents                                        $ 73,892   $109,142
     Short term investments                                             36,462     58,899
     Accounts receivable, net of allowances of $1,012 and $1,213 at
     March 31, 2005 and December 31, 2004, respectively                 25,517     28,790
     Revenue earned in excess of billings                               10,720      4,390
     Deferred income taxes and other current assets                      7,823      5,891
                                                                      --------   --------

          Total current assets                                         154,414    207,112

Property and equipment                                                  40,065     37,754
     Less  accumulated depreciation                                     22,219     21,290
                                                                      --------   --------

          Property and equipment, net                                   17,846     16,464

Goodwill                                                                   906        906

Deferred income taxes and other noncurrent assets                        2,643      2,486
                                                                      --------   --------

                                                                      $175,809   $226,968
                                                                      ========   ========

                                      LIABILITIES

Current liabilities:
     Accrued payroll and related costs                                $ 14,252   $ 13,963
     Income taxes payable                                                8,640      6,290
     Accounts payable and other current liabilities                     10,187     10,842
     Deferred revenue                                                    4,635      5,231

                                                                      --------   --------
          Total current liabilities                                     37,714     36,326

                                  SHAREHOLDERS' EQUITY


Total shareholders' equity                                             138,095    190,642
                                                                      --------   --------

Total liabilities and shareholders' equity                            $175,809   $226,968
                                                                      ========   ========